Exhibit 99.2

MEDIA CONTACT:

Charlyn Lusk

clusk@stantonprm.com

646-502-3549

FOR IMMEDIATE RELEASE

EDGAR Online is the First Company to Furnish

Corporate Action Information Using XBRL

Move Demonstrates Improved Financial Transparency Delivered by XBRL

NEW YORK – July 12, 2010 – EDGAR® Online, Inc. (NASDAQ: EDGR), a leading global provider of XBRL software, services and data, today became the first company ever to furnish corporate action information using XBRL (eXtensible Business Reporting Language) to the U.S. Securities and Exchange Commission (SEC). The Company used the XBRL Corporate Actions Taxonomy to tag the Form 8-K previously filed with the SEC in connection with a signed Agreement and Plan of Merger with UBmatrix, Inc. A version of the tagged Form 8-K document was furnished to the SEC on July 12, 2010. The Form 8-K in XBRL is available on the Company’s website, www.edgar-online.com, and provides an example of the financial transparency possible when using XBRL to tag corporate actions. The XBRL document was created using UBmatrix software products.

XBRL is a language for the electronic communication of business and financial data that is revolutionizing business reporting around the world. In 2009, the SEC mandated that public companies submit XBRL documents to the SEC along with their quarterly, annual, and other public filings over a three-year phase-in period. The Depository Trust & Clearing Corporation, SWIFT and XBRL US recently unveiled a business case to greatly improve issuer-to-investor communications that included recommending the use of XBRL for corporate actions.

“As a global leader in XBRL solutions to companies, regulators and investors, it is only natural that we ‘walk the walk’ in extending XBRL reporting to our own corporate reporting,” said EDGAR Online President and CEO Philip Moyer. “While XBRL is being mandated by regulators globally as the standard for financial data, there is also enormous potential for it to be used in filing a wide variety of corporate actions, from mergers and dividends to stock splits and other events. Using XBRL for these reports provides investors, analysts and others with the same transparency it offers for financial statements, while also increasing filing speed and accuracy.”

Major industry groups recognized the filing as a groundbreaking step toward greater use of XBRL.

“XBRL for corporate actions is an important step in both corporate transparency and improved efficiency,” stated Donald F. Donahue, The Depository Trust & Clearing Corporation Chairman and CEO. “It is rewarding to see a filer demonstrate that XBRL for corporate actions is real and ready for implementation.”

XBRL US CEO Mark Bolgiano hailed it as the first release of a merger document tagged using the newly-released ISO 20022 Corporate Actions Taxonomy developed by XBRL US Labs in partnership with DTCC and SWIFT. “While not ‘official,’ it’s certainly a major milestone for the XBRL and ISO standards and all financial institutions processing corporate actions.”

The Form 8-K was presented to the SEC for illustration purposes only using a provisional Corporate Actions Taxonomy and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

About EDGAR® Online, Inc.

EDGAR Online, Inc. (www.edgar-online.com) (NASDAQ: EDGR) is a leader in the distribution of company data and public filings for equities, mutual funds and a variety of other publicly traded assets. The company delivers its information products via online subscriptions and data licenses directly to end-users, embedded in other web sites and through a variety of redistributors. EDGAR Online has also developed proprietary automated systems that allow for the rapid conversion of data and is a pioneer and leader in XBRL. The company uses its automated processing platform and its expertise in XBRL to produce both datasets and tools and to assist organizations with the creation, management and distribution of XBRL financial reports.

Additional Information

In connection with the proposed issuances of EDGAR Online stock in the merger contemplated by the Agreement and Plan of Merger and in a related transaction, EDGAR Online will file with the SEC a proxy statement. EDGAR Online will mail the proxy statement to its stockholders. EDGAR Online urges investors and security holders to read the proxy statement regarding the proposed issuances when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding these transactions, free of charge, at the SEC’s web site (www.sec.gov). You may also obtain these documents free from EDGAR Online at www.edgar-online.com, or by contacting the EDGAR Online Investor Relations Department at (203) 852-5660.

EDGAR Online and its directors, executive officers and certain other members of management and employees may be soliciting proxies from EDGAR Online stockholders in favor of the stock issuances. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the EDGAR Online stockholders in connection with the proposed stock issuances will be set forth in the proxy statement when it is filed with the SEC. You can find information about EDGAR Online’s executive officers and directors in the proxy statement for EDGAR Online’s 2009 annual meeting of stockholders, filed with the SEC on April 27, 2009, and in its Current Report on Form 8-K, filed with the SEC on January 29, 2010. Free copies of these documents may be obtained from EDGAR Online as described above.

Use of Forward-Looking Statements

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this press release. These statements relate to future events and/or our future financial performance and include, without limitation, statements regarding our future growth prospects, future demand for our XBRL business, future innovations in our data and solutions and subscriptions business, the integration of UBmatrix into our business and the approval by our shareholders of certain transactions contemplated by the merger agreement. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the SEC, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability, (iii) obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities, (viii) risks in connection with acquisitions, (ix) the level of demand and market acceptance of our services, (x) changes in our business strategies and (xi) risks relating to the merger with UBmatrix, Inc. and the integration of its business into ours.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

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